Exhibit 4.2

[EXECUTION COPY]

BIOLEX, INC.

FOURTH AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This Fourth Amended and Restated Investor Rights Agreement (the “Agreement”) is entered into as of May 18, 2007 by and among Biolex, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series AA1 Preferred Stock (the “Series AA1 Stock”) listed on Exhibit A attached hereto (the “Series AA1 Investors”), the holders of the Company’s Series AA2 Preferred Stock (the “Series AA2 Stock”) listed on Exhibit B attached hereto (the “Series AA2 Investors”), the holders of the Company’s Series BB Preferred Stock (the “Series BB Stock”), listed on Exhibit C attached hereto (the “Series BB Investors”), the holders of the Company’s Series CC Preferred Stock (the “Series CC Stock” and together with the Series AA2 Stock and the Series BB Stock, the “Senior Stock”) listed on Exhibit D attached hereto (the “Series CC Investors”, and together with the Series BB Investors and the Series AA2 Investors, the “Senior Investors”), and the holders of the Company’s Common Stock (the “Common Stock”) listed on Exhibit E attached hereto. The Series AA1 Stock, Series AA2 Stock, Series BB Stock and Series CC Stock shall also be referred to herein as “Investor Stock,” and the Series AA1 Investors, Series AA2 Investors, Series BB Investors and the Series CC Investors shall also be referred to herein as the “Investors.”

WHEREAS, the Company, the Common Holders (as defined below), the Series AA1 Investors, the Series AA2 Investors and the Series BB Investors are party to that certain Third Amended and Restated Investor Rights Agreement, dated as of August 22, 2005, and as amended on June 1, 2006 (the “Existing Rights Agreement”); and

WHEREAS, in connection with the issuance and sale of shares of the Series CC Stock to the Series CC Investors pursuant to that certain Series CC Preferred Stock Purchase Agreement, dated as of May 18, 2007, by and among the Company and the Investors (the “Purchase Agreement”), the Company desires to provide the Investors certain rights with respect to registration of the shares of stock held by them and certain other rights with respect to such shares as an inducement to the Series CC Investors to purchase shares of the Series CC Stock; and

WHEREAS, pursuant to Section 8.5 of the Existing Rights Agreement, the Company and the Investors (as defined in the Existing Rights Agreement) desire to amend and restate the Existing Rights Agreement in the manner and to the extent set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company, the Investors and the Common Holders hereby agree as follows.

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Section 1.

RESTRICTIONS ON TRANSFER

1.1 Restrictive Legend . Each certificate representing (i) the Common Stock held by the Common Holders, (ii) the Investor Stock, (iii) the Common Stock issued upon conversion of the Investor Stock, and (iv) any other securities issued in respect of the Investor Stock or Common Stock issued upon conversion of the Investor Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.2 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws).

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE STOCK PURCHASE AGREEMENT AND INVESTOR RIGHTS AGREEMENT PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.”

Each Holder (as defined in Section 2.1 below), and Common Holder consents to the Company’s making a notation on its records and giving instructions to any transfer agent of the Investor Stock or the Common Stock in order to implement the restrictions on transfer established in this Section 1. Such legend shall be removed by the Company from any certificate at such time as the holder of the shares represented by the certificate satisfies the requirements of Rule 144(k) under the Securities Act of 1933, as amended (the “1933 Act”), provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement, and provided further that the Company has received from the Holder or Common Holder a written representation that (i) such Holder or Common Holder is not an affiliate of the Company and has not been an affiliate during the preceding three months, (ii) such Holder or Common Holder has beneficially owned the shares represented by the certificate for a period of at least two years, (iii) such Holder or Common Holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares, and (iv) such Holder or Common Holder will submit the certificate for any such shares to the Company for reapplication of the legend at such time as the holder becomes an affiliate of the Company or otherwise ceases to satisfy the requirements of Rule 144(k) as then in effect.

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1.2 Notice of Proposed Transfers . The holder of each certificate representing Registrable Securities (as defined in Section 2.1 below) by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.2. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the 1933 Act; provided, however, that no such written opinion of legal counsel shall be required in connection with transfers of Registrable Securities by any Investor to any current or former manager, member, limited partner, general partner, stockholder or officer of such Investor. Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.1 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the 1933 Act.

Section 2.

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Section 2, with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company’s securities.

2.1 Certain Definitions. As used in this Agreement:

(a) The terms “register,” “registered” and “registration” refer to a registration effected by filing with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) in compliance with the 1933 Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(b) The term “Registrable Securities” means, without duplication (i) Common Stock issued or issuable upon conversion of the shares of Investor Stock held by Investors or any transferee as permitted by Section 2.8 hereof; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other

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distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 2.15 hereof.

(c) The term “Holder” (collectively, “Holders”) means each Investor and any transferee, as permitted by Section 2.8 hereof, holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(d) The term “Initiating Holders” means any Holder or Holders of at least a majority of the Registrable Securities then outstanding and not registered at the time of any request for registration made pursuant to Section 2.2 of this Agreement.

(e) The term “Major Investor” means each Investor and each transferee, as permitted by Section 2.8 hereof, holding a number of shares of Registrable Securities equal to at least five percent (5%) of all Registrable Securities outstanding as of the date hereof (or, if there are subsequent closings under the Purchase Agreement after the date hereof, as of each such subsequent closing under the Purchase Agreement).

(f) The term “Common Holder” means those holders of Common Stock listed on Exhibit D attached hereto; provided, however, that when used in Section 2.3, Section 2.14 and clause (ii) of the first sentence of Section 8.5, the term “Common Holder” shall mean only those holders of Common Stock listed on Exhibit D attached hereto with an asterisk (*) next to their name.

2.2 Demand Registration.

(a) Demand for Registration. If the Company shall receive from Initiating Holders a written demand that the Company effect any registration (a “Demand Registration”) of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 2.9 hereof), then outstanding, having an anticipated aggregate offering price of at least $5,000,000, the Company will:

(i) promptly (but in any event within ten (10) days) give written notice of the proposed registration to all other Holders; and

(ii) use its best efforts to effect such registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within fifteen (15) days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.2:

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(A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(B) after the Company has effected two (2) such registrations pursuant to this Section 2.2 and the sales of the shares of Common Stock under such registrations have closed;

(C) if the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period or periods of not more than ninety (90) days within which to file such Registration Statement; provided, however, that the Company shall not use this right to delay the filing more than once in any 12-month period; or

(D) prior to the earlier of (1) the fourth (4th) anniversary of the date of this Agreement or (2) the date six (6) months after the effective date of the initial public offering of the Company’s securities pursuant to a Registration Statement under the 1933 Act.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 2.2, including the identity of the managing underwriter; and the Company shall include such information in the written notice referred to in Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company shall, together with all holders of capital stock of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

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If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited and the per share offering price would not be adversely affected.

2.3 Piggyback Registration.

(a) Company Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration pursuant to Section 2.2 or 2.9 hereof, the Company will:

(i) promptly (but in any event within ten (10) days) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 2.3(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section 2.3. The Company shall so advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated

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in the following manner: (i) first, shares, other than Registrable Securities and other securities that have contractual rights with respect to registration similar to those provided for in this Section 2.3, requested to be included in such registration by stockholders shall be excluded; (ii) second, if a limitation on the number of shares still is required, shares requested to be included by the Common Holders shall be excluded; (iii) third, if a limitation of the number of shares still is required, the number of securities, other than Registrable Securities, that have contractual rights with respect to registration that may be included shall be excluded; and (iv) fourth, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities and such other securities held by each such holder at the time of filing the Registration Statement; provided that in no event shall the number of Registrable Securities permitted to be registered pursuant to this Section 2.3 be reduced to below 25% of the total number of securities included in such registration (unless such registration is in connection with the Company’s initial Qualified Public Offering (as defined in the Company’s Amended and Restated Certificate of Incorporation)). For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any holder that is a partnership, limited liability company or corporation shall also include any Registrable Securities held by the partners, retired partners, members, stockholders or affiliated entities of such holder, or the estates and family members of any such partners, retired partners, members and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single “selling holder,” and any pro rata reduction with respect to such “selling holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling holder,” as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Notwithstanding the foregoing, nothing in this Section 2.3(b) shall diminish or restrict in any way a Holder’s ability to exercise its registration rights under Section 2.2 or 2.9.

If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.4 Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Sections 2.2, 2.3 and 2.9, including without limitation all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the participating Holders, and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to

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pay for any expenses of any registration proceeding under Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered (after exclusion of any Registrable Securities excluded due to underwriter requirements); provided, however, that in the event that Holders holding at least a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.2 (in which event such right shall be forfeited by all Holders), then the Company shall be required to pay the expenses of the withdrawn registration. In the absence of such an agreement to forfeit a demand registration, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the number of Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses (which shall instead be paid by the Company) and shall retain their rights pursuant to Section 2.2.

2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution of all Registrable Securities relating thereto;

provided, however, the Company shall have the right for up to thirty (30) days (the “Suspension Period”), to delay the filing or effectiveness of any such Registration Statement or suspend the use or effectiveness of any such Registration Statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement during the Suspension Period) upon notice to the participating Holders, to the extent necessary in the sole discretion of the Company upon the advice of counsel, if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, provided, however, that the Company may invoke no more than two Suspension Periods in any twelve (12) month period. If so directed by the Company, all Holders registering shares under such Registration Statement shall use their commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective during the time period referred to in Section 2.5(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

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(c) furnish to the selling Holders such numbers of copies of such registration statement and each amendment thereto, the prospectus included in such Registration Statement, (including each preliminary prospectus), in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its best efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) promptly notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) use its best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock is then listed;

(i) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j) promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto and, with respect to the Registration Statement or any post-effective amendment thereto, the declaration of the effectiveness of such document, (2) any requests by the SEC for

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amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

(k) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the Registration Statement and obtain at the earliest possible moment the withdrawal of any such order, if entered;

(l) If reasonably requested by any underwriter or a selling Holder of Registrable Securities in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(m) prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after the initial filing of the Registration Statement with the SEC), (i) promptly provide copies of such document to counsel for the selling Holders of the Registrable Securities and counsel for the underwriters, if any, (ii) make representatives of the Company available for discussion of such document and (iii) make such changes to the disclosure in such document as it relates to the Holders prior to the filing thereof as counsel for such Holders or underwriters may reasonably request;

(n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

(o) prior to the effectiveness of the Registration Statement and any post-effective amendment thereto and at each closing of an underwritten offering, (i) make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the Registration Statement as are customarily made by issuers to underwriters in primary underwritten offerings; and (ii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

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(p) on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, use its best efforts (i) to obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters or their counsel; and (ii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters by underwriters in connection with primary underwritten offerings;

(q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the 1933 Act, no later than 45 calendar days after the end of any 12-month period (or for 90 calendar days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the Registration Statement, which statements shall cover such 12-month periods;

(r) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities; and

(s) permit any Holder which Holder, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included.

2.6 Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, managers, partners, members and agents, and each person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any

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omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, manager, officer, partner, member agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

(b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Section 2, does hereby undertake to indemnify and hold harmless the Company, each of its directors and officers, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, managers, partners, members and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any failure of such Holder or its agents or representatives to comply with the prospectus delivery requirements of the 1933 Act or any other applicable securities or Blue Sky law, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, manager, partner, member and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each Holder hereunder (unless such Holder’s liability hereunder is based upon such Holder’s willful misconduct as determined by the nonappealable final decision of a court) shall be limited to the proportion of any such claim, loss, damage or liability that is equal to the proportion that the public offering price of the shares sold by such Holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but in any event not to exceed the net proceeds

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received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this subsection 2.6(b).

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion (without prejudice as to the Company’s right to contributions from any other responsible parties); provided, however, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions (unless such Holder’s liability hereunder is based upon such Holder’s willful misconduct as determined by the nonappealable final decision of a court); and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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(e) The indemnities provided in this Section 2.6 shall survive the transfer of any Registrable Securities by such Holder.

2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.8 Transfer of Rights. The rights contained in Sections 2 and 3 hereof may be assigned or otherwise conveyed by a Holder to transferees or assignees of Investor Stock who acquires at least 5% of the Investor Stock owned by such Holder as of the date of this Agreement, and who shall be considered a “Holder” and “Investor” for purposes hereof, provided that such transfer is effected in compliance with Section 1.2 hereof and such transferee agrees in writing to be bound by the terms and conditions of this Agreement; provided further that any Investor may transfer its rights contained in Sections 2 and 3 hereof to a current or former manager, member, limited partner, general partner, stockholder or officer of such Investor without regard to the number of shares of Investor Stock transferred. Notwithstanding the foregoing, no Holder shall transfer or assign any Registrable Securities to any person or entity who is a direct competitor of the Company’s primary line of business.

2.9 Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end the Company shall register the Registrable Securities under the 1934 Act within twelve (12) months following the effective date of the first registration of any securities of the Company on Form S-1 (or any other appropriate or substantially similar form) under the 1933 Act. For purposes of this Section 2.9, the term “Form S-3” shall be deemed to include any future form that is substantially equivalent to the current Form S-3. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 2.9. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect as soon as practicable the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration (A) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000 or (B) at any time when the Company has effected two (2) registrations pursuant to this Section 2.9 during the preceding twelve (12) month period. Notwithstanding the foregoing, nothing herein shall restrict, prohibit or limit in any way a Holder’s ability to exercise its registration rights under Sections 2.2 or 2.3 hereof. The Company shall have no obligation to take any action to effect any registration pursuant to this Section 2.9 for any of the reasons set forth in Section 2.2(a)(ii)(A) or (C), (which shall be deemed to apply to the obligations

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under this Section 2.9 with equal force). In addition, any registration pursuant to this Section 2.9 shall be subject to the provisions of Section 2.2(b), which shall be deemed to apply to the obligations under this Section 2.9 with equal force, except that any reference therein to Section 2.2 or a subsection thereof shall, for these purposes only, be deemed to be a reference to this Section 2.9.

2.10 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the Senior Stock then outstanding and not registered (such consent not to be unreasonably withheld or delayed), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 2.2, 2.3 or 2.9 hereof.

2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep current public information available, within the meaning of SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.13 “Market Stand-Off” Agreement. Each Holder and each Common Holder hereby agrees that during a period, not to exceed one hundred eighty (180) days (which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), following the effective date of the initial, effective registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any

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short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that all One Percent Stockholders (as defined below) and all officers and directors of the Company enter into similar agreements. In the event any One Percent Stockholder, officer or director that enters into a standoff agreement substantially identical to the provisions of this Section 2.13 is released in whole or in part from such agreement during the one hundred eighty (180) day period referred to herein (as such period may be extended for up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), each Holder shall be proportionally released from this Section 2.13.

For purposes of this Section 2.13, the term “One Percent Stockholder” shall mean a stockholder of the Company who holds at least one percent (1%) of the outstanding Common Stock of the Company (assuming conversion of all outstanding Investor Stock of the Company).

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.14 Inclusion of Stock Held by Common Holders. In connection with any registration effected pursuant to Section 2.3 hereof, the Common Holders shall be entitled to include in such registration (on the same terms and conditions as Holders selling their Registrable Securities in such registration) shares of Common Stock held by such Common Holders; provided that any limitation by the underwriter on the number of shares to be underwritten in connection with such registration shall first be applied to the shares so included by such Common Holders, as provided in Section 2.3(b), and provided further that each such Common Holder’s right to include shares of Common Stock in a registration pursuant to this Section 2.14 is contingent upon such Common Holder’s execution of an indemnification and hold harmless agreement substantially in accordance with Section 2.6(b) and an agreement to be bound by all other applicable restrictions contained in this Section 2. For any Common Holder that is an agency of the State of North Carolina, it is understood and agreed that (a) nothing herein constitutes a waiver of that agency’s or the State’s sovereign immunity and (b) the maximum potential liability under the indemnification and hold harmless agreement is limited to the amount of net proceeds received by such Common Holder from the sale of securities under such Registration Statement regardless of whether the liability is based on the Common Holder’s willful misconduct. All expenses of the Common Holders in connection with such registrations shall be paid to the extent specified in Section 2.4 for other Holders.

2.15 Termination of Rights. The rights of any particular Holder to participate in a registration under Sections 2.2, 2.3 and 2.9 hereof shall terminate at the earlier of (i) the date five (5) years following the closing of a Qualified Public Offering (as defined in Section 3.5 below), or (ii) as to any Holder, on the date such Holder is able to dispose of all of its Registrable Securities in any 90-day period pursuant to SEC Rule 144 (or any similar or analogous rule promulgated under the 1933 Act).

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Section 3.

RIGHTS OF FIRST REFUSAL

3.1 Certain Definitions. As used in this Section 3:

(a) The term “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for capital stock; provided that the term “New Securities” does not include: (i) securities issuable upon conversion of or with respect to Investor Stock; (ii) the issuance of warrants to lending institutions or equipment lessors, issued pursuant to equipment financing arrangements; provided that each such issuance is approved by the Board of Directors and that the aggregate number securities exercisable for or convertible into capital stock of the Company issued pursuant to this clause (ii) shall not exceed one percent (1%) of the fully-diluted capitalization of the Company (assuming the exercise or conversion of all securities exercisable for or convertible into Common Stock or other securities convertible into Common Stock) at the time of issuance; (iii) shares of Common Stock, or securities exercisable for or convertible into capital stock of the Company, issued in connection with a strategic or collaborative relationship with, or the acquisition of, another company by the Company pursuant to a plan, agreement or other arrangement approved by the Board of Directors; provided that the aggregate number of shares of Common Stock or securities exercisable for or convertible into capital stock of the Company issued pursuant to this clause (iii) shall not exceed five percent (5%) of the fully-diluted capitalization of the Company (assuming the exercise or conversion of all securities exercisable for or convertible into Common Stock or other securities convertible into Common Stock) at the time of issuance; (iv) the issuance of shares of Common Stock or capital stock of the Company issuable upon exercise or conversion of the warrants or other convertible securities provided for in subsections (ii) or (iii) above; (v) up to 11,571,429 shares of Common Stock, and options, warrants or rights convertible into such Common Stock, issued to employees, consultants or directors of the Company pursuant to, and as set forth in the Company’s stock option plan(s) approved by the Board of Directors and stockholders of the Company; or (vi) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock.

(b) The term “Pro Rata Share” means the ratio (A) the numerator of which is the number of shares of Common Stock held by such Investor, including those shares of Common Stock issuable to such Investor upon the conversion of shares of Investor Stock held by such Investor on the date of the Company’s written notice pursuant to Section 3.3 hereof, and (B) the denominator of which is the total number of shares of the Company’s Common Stock outstanding on the date of the Company’s written notice pursuant to Section 3.3 hereof, assuming for this purpose conversion or exercise of all securities convertible into or exercisable for shares of Common Stock or convertible securities of the Company.

3.2 Right of First Refusal. The Company hereby grants to each Investor, subject to the terms and conditions specified in this Section 3, the right of first refusal to purchase, on the terms and conditions set forth in the Company’s notice pursuant to Section 3.3 hereof, up to its Pro Rata Share of all New Securities that the Company may, from time to time, propose to sell and issue.

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3.3 Required Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of any such notice to exercise its right of first refusal under Section 3.2 hereof to purchase such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased; provided, that the notice period described above may be waived by Investors holding a majority of the Investor Stock then outstanding. Any such Investor may, at the time it accepts the offer, subscribe to purchase any or all New Securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other such Investors. All Oversubscription Securities shall be allocated on a pro rata basis among those Investors subscribing to purchase their entire Pro Rata Share.

3.4 Company’s Right to Sell. The Company shall have ninety (90) days after the period described in Section 3.3 hereof to sell all such New Securities respecting which the Investors’ rights of first refusal hereunder were not exercised, at a price and upon terms no more favorable in any material respect to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold all such New Securities within such 90-day period, the Company shall not thereafter issue or sell any New Securities without first notifying the Investors in the manner provided herein and otherwise complying with the provisions of this Section 3.

3.5 Expiration of Right. The rights of first refusal granted under this Section 3 shall expire upon the earlier of: (i) the effectiveness of a registration statement for the sale of the Company’s shares of Common Stock in a firm commitment fully marketed underwritten public offering registered under the 1933 Act at a public offering price per share not less than $3.54 (subject to adjustment for stock splits, stock dividends, combinations, consolidations, recapitalizations, reorganizations and the like) with gross cash proceeds to the Company (before underwriting discounts, commissions and fees) of at least $40,000,000 (a “Qualified Public Offering”) or (ii) the effectiveness of a registration statement for the sale of the Company’s shares of Common Stock in the Company’s first underwritten public offering (an “IPO”) in connection with which all shares of Preferred Stock have converted into shares of Common Stock.

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Section 4.

COMPANY COVENANTS

The Company hereby covenants and agrees on behalf of itself and its Subsidiaries (as defined in the Purchase Agreement) to the following.

4.1 Affirmative Covenants.

(a) Financial Statements and Information. The Company will keep books of account and prepare financial statements and will cause to be furnished to each Major Investor holding at least twenty percent (20%) of the Investor Stock originally purchased by such Major Investor (or common stock issued upon conversion of such Investor Stock) (shares of Investor Stock (or common stock issued upon conversion of such Investor Stock) held by the partners, retired partners, members, stockholders or affiliated entities of a Major Investor, or the estates and family members of any such partners, retired partners, members and any trusts for the benefit of any of the foregoing persons shall be deemed to be held by a Major Investor for purposes of determining the number of shares of Investor Stock held by a Major Investor) (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

(i) As soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (1) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of stockholders’ equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of nationally recognized standing selected by the Company’s Board of Directors, approved by a majority of the Directors designated by the Investors pursuant to Section 5 hereof, (2) a comparison of the actual results during such fiscal year to those originally budgeted by the Company for such fiscal year and a narrative description and explanation of any budget variances, and (3) a copy of the auditor’s letter(s) to management in connection with such audit. The annual audit report required by this Agreement will not be qualified by or make reference to any disclosure that the Company may not continue as a going concern or otherwise be qualified or limited because of restricted or limited examination by the accountant of any portion of any of the records of the Company;

(ii) As soon as practicable after the end of each of the first three (3) quarters of the fiscal year, but in any event within thirty (30) days after the end of each such quarter, the unaudited consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such quarter, and its unaudited consolidated statements of income and losses, stockholders’ equity and cash flows for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail. Such quarterly report shall include a narrative, summary description of the Company’s operations for such quarter, from the Company’s Chief Executive Officer, indicating whether the Company is materially in compliance with this Agreement and other material agreements and discussing the Company’s performance highlights and setbacks, any material variances from the Company’s operating plan and budget, accompanied by an updated forecast of financial performance for the next four (4) quarters; and

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(iii) As soon as practicable after the end of each month, but in any event within twenty (20) days thereafter, the unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month and its unaudited statement of income and losses, stockholders’ equity and cash flows for such month, indicating actual results versus the Company’s plan for such month, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year;

(b) Other Information. The Company will cause to be furnished to each Major Investor holding at least twenty percent (20%) of the Investor Stock originally purchased by such Major Investor (or Common Stock issued upon conversion of such Investor Stock):

(i) As soon as practicable after the adoption thereof, but in any event at least ten (10) days prior to the beginning of each fiscal year, an annual operating plan and budget for the following fiscal year (which budget and plan shall include capital and operating expense budgets, cash flow projections, profit and loss projections and projected balance sheets for such year), accompanied by a report from the Company’s Chief Executive Officer detailing the assumptions underlying the budget and any other information necessary to make such budget and plan accurate and not misleading, and, as soon as practicable after the adoption thereof, copies of any revisions to such annual operating plan;

(ii) As soon as available, a copy of each (1) financial statement, report, notice, or proxy statement sent by the Company to its stockholders; (2) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission; (3) material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party or to which any of its assets is subject; (4) press release or other statement made available generally by the Company or its officers to the public generally concerning material developments in the business of the Company; and (5) material item of correspondence, report, or other information (excluding routine correspondence from the Company that is not related to any default or breach, or any potential or threatened default or breach) sent by the Company to any holder of any indebtedness, including, without limitation, the Investors;

(iii) Prompt notice of any default of the Company under any bond, note, indenture or other debt instrument representing indebtedness for borrowed money and of any acceleration of indebtedness which may result therefrom; and

(iv) With reasonable promptness, such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any Subsidiary (as defined in the Purchase Agreement) as any such Major Investor may from time to time reasonably request.

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(c) Inspection. The Company shall permit each Major Investor, its attorney or its other representative to visit and inspect the Company’s properties, to examine the Company’s books of account and other records, to make copies or extracts therefrom and to discuss the Company’s affairs, finances and accounts with its officers, management, employees and independent auditors all at such reasonable times and as often as such Major Investor or transferee may reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 4.1(c) to provide trade secrets or confidential information or to provide information to any person whom the Company reasonably believes is a competitor of the Company; provided, further, that such Major Investor shall bear any costs or expenses of such investigations or inquiries.

(d) Observation Rights. Each of Mitsui & Co. Venture Partners II, L.P. (“Mitsui”) and Easton Capital Partners, L.P. (“Easton”) shall have the right to receive notice of all meetings of the Board of Directors, and each of Mitsui and Easton shall have the right to attend up to 50% of such meetings in any calendar year (or designate its representative to attend such meeting on its behalf) as a nonvoting observer and to comment for the record at any such meeting, provided that Mitsui and Easton (or their designated representatives) shall coordinate their schedules such that they (or their designated representatives) are not in attendance at the same meeting. Johnson & Johnson Development Corporation shall have the right to designate a representative to attend all meetings of the Board of Directors in any calendar year as a nonvoting observer and to comment for the record at such meeting. Subject to the fulfillment of the obligations contained in Section 5.1(a), effective as of January 1, 2008, Intersouth (as defined below) shall have the right to designate a representative to attend all meetings of the Board of Directors in any calendar year as a nonvoting observer and to comment for the record at any such meeting. Each observer so appointed as provided above shall sign a confidentiality agreement reasonably acceptable to the Board of Directors of the Company prior to his or her first attendance to his or her first meeting of the Board of Directors. The Company shall provide each such observer attending a meeting of the Board of Directors the materials provided to the Board of Directors with respect to such meeting at the time such materials as provided to the members of the Board of Directors. Notwithstanding anything contained herein to the contrary, no observer shall be permitted to attend any meeting of any committee of the Board of Directors without the consent of a majority of the members of such committee. The Board of Directors, or the members of any committee thereof, as applicable, shall have the right to prevent access by any or all observers to any meeting of the Board of Directors, or committee thereof, respectively, or any portion thereof, if a majority of the directors present at such meeting deem, in their sole discretion, such action necessary to protect the confidential information of the Company or in order to comply with the provisions of this Section 4.1(d).

(e) Payment of Taxes. The Company shall pay, and cause each Subsidiary to pay, and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the earliest date on which penalties or interest attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

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(f) Payment of Trade Debt. The Company shall pay, and cause each Subsidiary to pay, when due, or in conformity with customary trade terms but not later than ninety (90) days from the due date, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

(g) Maintenance of Insurance. The Company shall maintain, and cause each Subsidiary to maintain, at all times after the date hereof, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

(h) Intellectual Property. The Company shall secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned by it or necessary for its primary business activities, unless a majority of the Board of Directors, including at least two of the Senior Investor Directors (as defined below) (the “Requisite Consent”) and management deem such preservation or maintenance not required for the conduct of the Company’s primary business activities, and will acquire and keep in full force and effect any additional rights, permits, licenses, patents, copyrights, trademarks, trade names, franchises and other intellectual property rights as management of the Company and a majority of the Board of Directors from time to time deem necessary or appropriate in connection with the conduct of the Company’s business or the businesses of any Subsidiary.

(i) Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

(j) Records and Books of Account. The Company shall keep, and cause each Subsidiary to keep, adequate, correct and complete records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(k) Maintenance of Properties. The Company shall maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

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(l) ERISA Compliance. The Company shall comply in all material respects, and cause each Subsidiary to comply in all material respects, with all minimum funding requirements applicable to any pension, employee benefit plans, or employee contribution plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to the Internal Revenue Code of 1986, as amended (the “Code”), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan; provided further that neither the Company nor any Subsidiary will permit any event or condition to exist that would permit any such plan to be terminated under circumstances that would cause any material lien provided for in section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

(m) Compliance with Environmental Laws. The Company shall comply in all material respects, and cause each Subsidiary to comply in all material respects, with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, and the Company shall maintain, and cause each Subsidiary to maintain, all federal, state and local permits, licenses, certificates and approvals known to the Company or any Subsidiary to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

(n) Financings. The Company shall promptly, fully and in detail, inform the Board of Directors of any material discussions, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other person, except for arrangements with trade creditors.

(o) Nature of Business. The Company shall continue to conduct its business without material change from the nature of the business contemplated in the written materials delivered to the Investors prior to the date hereof.

(p) Key-Person Life Insurance. The Company shall at all times maintain in full force and effect, a policy or policies of “key-person” life insurance on the lives of Jan Turek, John Irick and David Spencer, with minimum coverage of $1,500,000 per life, the proceeds of which shall be payable to the Company.

(q) Noncompetition, Non-Disclosure and Inventions Agreements . The Company shall require (i) each officer of the Company and each Key Employee (as defined in the Purchase Agreement) to enter into the Company’s standard Noncompetition Agreement (restricting such officer or employee from competing with the Company or soliciting any employees of the Company for a period of not less than 12 months) and (ii) each employee of the Company to enter into the Company’s standard Non-Disclosure and Inventions Agreement, each in form and substance reasonably satisfactory to the Investors, prior to the commencement of such officer’s or employee’s employment.

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(r) Use of Proceeds. The Company shall expend the proceeds from the sale of the Investor Stock primarily to advance Locteron through completion of a Phase 2b trial and for the development of various preclinical drugs and for other working capital and other corporate purposes; provided, however, that such proceeds shall not be used to pay any indebtedness of the Company for borrowed money, cash dividends, or the repurchase or redemption of the Company’s equity securities (except for repurchases of shares from former employees, officers, directors, advisors or service providers upon termination of employment for a price not greater than the cash price paid by such former employees, officers, directors, advisors or service providers, pursuant to the terms of stock purchase agreements with such former employees, officers, directors, advisors or service providers providing for such repurchases at the original issuance prices for such shares and approved by the Board of Directors), unless approved by the Company’s Board of Directors.

(s) FDA Compliance. The Company shall maintain, and cause each Subsidiary to maintain, such permits, licenses, franchises, authorizations and clearances (“Permits”) of governmental or regulatory authorities, including, without limitation, the Food and Drug Administration (the “FDA”) of the U.S. Department of Health and Human Services and/or any committee thereof, as are necessary to own, lease and operate its properties and to conduct its business as now conducted and as currently proposed to be conducted; the Company shall fulfill and perform, and cause each Subsidiary to fulfill and perform, all such material obligations with respect to the Permits, and the Company shall conduct or sponsor, and cause each Subsidiary to conduct or sponsor, feasibility, pre-clinical, clinical and other studies and tests in accordance with standard medical and scientific research procedures.

(t) Directed Shares. In the event that the Company effects an initial public offering of its capital stock, the Company shall use its reasonable best efforts to permit each Investor to designate a person or persons entitled to purchase a number of directed shares in such offering, if any, in an amount equal to the total number of directed shares available multiplied by the total percentage of the Company’s capital stock held by such Investor on a fully-diluted basis; provided, however, that no such designation shall subject the Company or its securities to the laws of any country other than the United States; provided further that the rights of each Investor under this Section 4.1(t) shall be subject to applicable laws, applicable rules of securities regulatory organizations, exchanges and entities through which the Company’s securities shall be listed or quoted for trading, and the reasonable requirements of the underwriters of the initial public offering.

(u) Committees of the Board of Directors. A Compensation Committee of the Board of Directors (the “Compensation Committee”) and an Audit Committee (the “Audit Committee”) of the Board of Directors shall be established and maintained at all times after the date hereof, the membership of such committees to be agreed to by the Board of Directors; provided that no member of the Compensation Committee or Audit Committee shall be an employee of the Company. The Chief Executive Officer or interim Chief Executive Officer of the Company shall be entitled to attend meetings of the Compensation Committee in a nonvoting capacity; provided, however, that such officer may be excluded from any meeting, or portion thereof, at the discretion of the Compensation

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Committee. The Compensation Committee will, among other things, be responsible for and have discretion concerning all compensation decisions and decisions concerning the issuance of stock options or other equity awards, including without limitation the vesting of stock options or other equity awards. The Chief Financial Officer of the Company shall be entitled to attend meetings of the Audit Committee in a nonvoting capacity; provided, however, that such officer may be excluded from any meeting, or portion thereof, at the discretion of the Audit Committee. The Company shall establish a Directed Share Committee and a Pricing Committee of the Board of Directors prior to an initial public offering of the Company’s securities, each such committee to consist of three members, at least one of whom shall be a Series BB or Series CC Director (as defined below). Notwithstanding anything to the contrary contained herein, at the option of the Series CC Director (as defined below), the Series CC Director, shall be included as a member of each committee currently existing or hereafter established by the Board of Directors, whether or not described in this section.

(v) Stock Vesting. All stock and stock equivalents issued to officers, employees, directors, consultants and other service providers will be subject to vesting as determined by the Compensation Committee, with all such stock options and other equity awards for officers or employees of the Company to vest over a period of no less than four years. If options are exercised prior to vesting, terms of any repurchase option upon termination of employment or service of the shareholder will also be determined by the Compensation Committee.

(w) Market Standoff Agreements. The Company will require all future purchasers of stock prior to the initial public offering of the Company’s securities to execute a market standoff agreement in which the holders agree, if so requested by the Company or any underwriter’s representative in connection with an initial public offering, not to sell or otherwise transfer any securities of the Company during a period of up to 180 days following the effective date of the registration statement (which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period).

(x) Directors and Officers Insurance; Indemnification. The Company shall, within ninety (90) days after the date of this Agreement, and at all times thereafter, maintain in full force and effect, directors and officers insurance providing for coverage of not less than $3,000,000 per director per occurrence, or such other amounts as mutually agreed to by the Board of Directors. The Company’s Amended and Restated Certificate of Incorporation and Bylaws shall at all times provide (i) for elimination of the liability of directors and officers to the maximum extent permitted by law, and (ii) for indemnification of directors and officers for acts on behalf of the Company to the maximum extent permitted by law.

(y) Preservation of Corporation Existence. The Company will preserve and maintain, and, unless the Company reasonably deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdictions of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain

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qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except when the failure to be so qualified would not have a material adverse effect on the Company or its Subsidiaries.

(z) Material Change; Litigation. The officers of the Company will promptly advise the Board of Directors of any material adverse change in the business or condition, financial or otherwise, of the Company and of each suit or proceeding commenced or known to be threatened against the Company which, if adversely determined, would result in a material adverse change.

(aa) Board of Directors. The Company shall call and hold meetings of the Company’s Board of Directors as determined by a majority of the Board of Directors and in accordance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date, but in any event not less than on a quarterly basis. Members of the Board of Directors shall be elected in accordance with the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, and Section 5 of this Agreement. The Company shall promptly pay all expenses reasonably incurred by each nonemployee director of the Company in attending each meeting of the Board of Directors or any committee thereof or in attending to any other business of the Company if requested in writing by the Company.

4.2 Negative Covenants. The Company hereby covenants and agrees on behalf of itself and its Subsidiaries to the following.

(a) Limitation on Investments; Advances or Loans. Without obtaining the Requisite Consent, the Company and its Subsidiaries shall not create any Subsidiaries, or purchase or otherwise acquire, or invest in the securities of, or make or suffer to exist any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment in, any person or entity, other than loans or advances to Subsidiaries not to exceed $100,000 or as otherwise approved by the Company’s Board of Directors.

(b) Dividends and Redemptions. Except as otherwise permitted in the Amended and Restated Certificate of Incorporation of the Company, as amended, or this Agreement, the Company shall not, without obtaining the Requisite Consent (i) declare or make any dividends or distributions of its cash, stock property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the capital stock or capital stock or securities of any affiliate or any Subsidiary of the Company, or any securities convertible or exchangeable into capital stock or capital stock or securities of any affiliate or any Subsidiary of the Company or otherwise make any distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of capital stock of the Company or any Subsidiary thereof or of any warrant, option or other right to acquire such shares, or (ii) pay any professional consulting or management fees or any other payments to any stockholders of the Company or any Subsidiary other than as approved by the Company’s Board of Directors.

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(c) Sale of Assets. Without obtaining the Requisite Consent, the Company shall not effect any sale, lease, license, assignment, transfer, or other conveyance of (i) any material portion of the assets or operations or the revenue or income generating capacity of the Company (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company), or (ii) any intellectual property or proprietary rights owned by or licensed to the Company (excluding non-exclusive licenses granted by the Company in the ordinary course of business consistent with past practice), or to take any such action that has the effect of any of the foregoing.

(d) Employment Matters. Without obtaining the Requisite Consent, the Company shall not (i) increase the cash compensation paid to any of its officers or directors or any employee earning at least $150,000 per year, whether by means of salary, bonus, profit sharing, options, dividends or any other means whatsoever unless such increase has been approved by the Compensation Committee, or (ii) make any hiring or promotion decision with respect to the Company’s Chief Executive Officer.

(e) Related Party Transactions. The Company shall not enter into any transaction or transactions with any director, officer or stockholder of the Company, or any affiliate or relative of the foregoing except upon terms that, in the opinion of the Investors holding a majority of the Investor Stock, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm’s-length transaction with a person or entity not a director, officer, employee, stockholder, or affiliate of the Company or any affiliate or related party of the foregoing, or advance any monies to any such persons or entities, except for travel advances in the ordinary course of business or, as approved with the Requisite Consent, equity financing transactions or transactions relating to the compensation of officers or directors.

(f) Capital Expenditures. The Company shall not, without obtaining the Requisite Consent, make any capital expenditure (including, without limitation, expenditures under capitalized leases) totaling in excess of 110% of the amount budgeted on an annual basis for capital expenditures set forth in the operating plan and budget approved by the Board of Directors of the Company from time to time.

(g) Annual Operating Plan and Budget. The Company shall not, without obtaining the Requisite Consent, adopt or approve any annual operating plan or budget for the Company, or any material amendment, modification or revision to any annual operating plan or budget previously approved in accordance with this section. The Company shall present an annual operating plan and budget for each fiscal year to the Board of Directors for its review and approval at least ten (10) days prior to the commencement of such fiscal year.

(h) Conflicts. Neither the Company nor any of its Subsidiaries will enter into any contract, agreement, transaction or dealing with any one or more of its directors or stockholders, or any entity with which any director or stockholder is affiliated, either as director, officer, general partner, trustee, manager or similar management level position, as stockholder, limited partner, beneficiary, member or other equity owner, or as joint venturer, promoter, finder, agent, broker, dealer or otherwise, or any member

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of the immediate family of any such person unless the terms thereof are fully disclosed to the Board of Directors of the Company and such contract, agreement, transaction or dealing is approved in advance by (i) a majority of the disinterested members of the Board of Directors, if any, and (ii) a majority of the disinterested directors selected by the Investors, if any.

(i) Limitation on Liability for Obligation of Others. Without obtaining the Requisite Consent, the Company will not assume, guarantee, endorse or otherwise become liable for the obligations of any other person or organization, except for the endorsement of negotiable instruments for deposit or collection and similar transactions in the normal course of business.

(j) Loans and Investments. Without obtaining the Requisite Consent, the Company will not purchase, acquire, or hold any stock or obligations of, or make or permit to exist any loans, advances or contributions to, or investments in, the capital of, any person or entity, or create any Subsidiary, except that the Company may:

(i) Invest in direct obligations of the United States of America or generally accepted short-term money market instruments for which independent credit ratings by Standard & Poors or Moody’s Investors Service, Inc. are considered nonspeculative or in certificates of deposit at commercial banks;

(ii) Extend credit in the ordinary course of business in connection with the sale of its products and services;

(iii) Invest in, or purchase shares of open-end investment companies investing in, high-grade money market instruments;

(iv) Make advances to employees and consultants for expenses incurred in the ordinary course of business, which expenses would not have been incurred in conflict with any other covenant contained herein if incurred directly by the Company;

(v) Prepay employees’ compensation to the extent of any such employee’s average compensation for a two-week period;

(vi) Make deposits in the ordinary course of business with vendors, suppliers of services, and other entities; or

(vii) Make investments or loans, advances or contributions to others that do not exceed, individually or in the aggregate, $15,000.

Notwithstanding the foregoing, the Company shall not loan or advance funds to, or accept anything other than cash as payment for any obligation to the Company from, any employee, consultant or other service provider for any reason (other than as permitted pursuant to clauses (iv) or (v) above), including without limitation, for the purpose of paying the exercise price associated with a stock option issued by the Company or for the purpose of paying any taxes associated with the issuance, exercise or vesting of any security of the Company awarded to any employee, consultant or service provider.

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(k) Liens and Encumbrances. Without obtaining the Requisite Consent, the Company will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, except for liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers warehousemen, landlords and the like.

(l) No Public Announcements. The Company shall not make any press release, public announcement or public statement with respect to the issuance and sale of the Series CC Stock or any of the other transactions and agreements contemplated herein or in the Purchase Agreement without the prior consent of the holders of at least sixty-eight percent (68%) of the Series CC Stock.

4.3 Expiration of Covenants. The covenants set forth in this Section 4 shall expire and be of no further force or effect upon the earlier of (i) the effectiveness of a Qualified Public Offering (as defined in Section 3.5 hereof) or (ii) the effectiveness of a registration statement for the sale of the Company’s shares of Common Stock in the Company’s first IPO in connection with which all shares of Preferred Stock have converted into shares of Common Stock. After such time, the Investors shall be entitled to receive such annual and quarterly reports as the Company shall distribute to its stockholders generally.

Section 5.

VOTING AGREEMENT

5.1 Election of Directors. From and after the execution of this Agreement, the Board of Directors of the Company will consist of seven persons; provided that through December 31, 2007 the Board of Directors of the Company may consist of eight persons as set forth in subsection (a)(i) below. Each time the stockholders of the Company meet, or act by written consent in lieu of a meeting, for the purpose of electing the directors to serve on the Company’s Board of Directors, each Common Holder and each Investor shall vote the shares of the Company’s capital stock owned by it in order to cause the election of members to the Board of Directors as follows:

(a) At each election of directors in which the holders of the Series AA1 Stock and Series AA2 Stock, voting together as a single class, are entitled to elect two directors of the Company, (i) one individual (the “Intersouth Director”) designated by Intersouth Partners V, L.P. (“Intersouth”), provided that Intersouth may designate one additional individual for a term of office that shall expire on or before December 31, 2007 (at which time Intersouth will cause such director to resign or will take appropriate action to remove such director) and (ii) one individual (the “Quaker Director” and together with the Intersouth Director, the “Series AA Directors”) designated by Quaker BioVentures, L.P. (“Quaker”);

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(b) At each election of directors in which the holders of the Series BB Stock, voting as a separate class, are entitled to elect one director of the Company, one individual (the “Series BB Director”) designated by Polaris Venture Partners IV, L.P. (“Polaris”);

(c) At each election of directors in which the holders of the Series CC Stock, voting as a separate class, are entitled to elect one director of the Company, one individual (the “Series CC Director” and, together with the Series AA Directors and the Series BB Director, the “Senior Investor Directors”) designated by Investor Growth Capital Limited, Investor Group, L.P., or both (collectively, “Investor Growth Capital”);

(d) At each election of directors in which the holders of the Preferred Stock and Common Stock, voting together as a single class, are entitled to elect directors of the Company, (i) the Company’s Chief Executive Officer (the “CEO Director”) (provided that, if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each Common Holder and each Investor shall promptly vote their respective shares of the Company’s capital stock (x) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (y) to elect such person’s replacement as the permanent or interim Chief Executive Officer of the Company as the new CEO Director), and (ii) two independent outside designees designated by, and mutually acceptable to, Investor Growth Capital, Intersouth, Quaker and Polaris.

5.2 Vacancies. In the event any vacancy occurs on the Board of Directors with respect to a director so elected pursuant to the preceding Section 5.1, such vacancy shall be filled in accordance with the intent of Section 5.1. Any vacancy on the Board of Directors shall be filled by another person designated in a manner set forth in Section 5.1 so as to preserve the constituency of the Board of Directors as provided above. In the event the Chief Executive Officer of the Company ceases to be a director but remains the Chief Executive Officer, such vacancy shall be filled by a designee of the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) held by the Investors and the Common Holders, voting together as a single class. In case of any such vacancy, the parties to this Agreement agree to use their best efforts to cause a special meeting of the stockholders of the Company to be called or a written consent of the stockholders of the Company in lieu of a meeting to be executed as quickly as possible for the purpose of filling the vacancy thereby created so that the Board of Directors at all times is constituted so as to have the number of directors specified herein.

5.3 Removal. Each Common Holder and Investor also agrees to vote, or cause to be voted, all shares owned by such Common Holder or Investor, or over which such Common Holder or Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director designated by Intersouth pursuant to Section 5.1(a) of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of Intersouth or (ii) Intersouth is no longer so entitled to designate or approve such director;

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(b) no director designated by Quaker pursuant to Section 5.1(a) of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of Quaker or (ii) Quaker is no longer so entitled to designate or approve such director;

(c) no director designated by Polaris pursuant to Section 5.1(b) of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of Polaris or (ii) Polaris is no longer so entitled to designate or approve such director;

(d) no director designated by Investor Growth Capital pursuant to Section 5.1(c) of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of Investor Growth Capital or (ii) Investor Growth Capital is no longer so entitled to designate or approve such director;

(e) no other director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the person(s) or entity(ies) entitled under Section 5.1 to designate that director or (ii) the person(s) or entity(ies) originally entitled to designate or approve such director pursuant to Section 5.1 is no longer so entitled to designate or approve such director; and

(f) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of this Section 5.

All Common Holders and Investors agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

5.4 Grant of Proxy. Upon the failure of any Common Holder or Investor to vote their shares of the Company’s capital stock in accordance with the terms of this Section 5, such Common Holder or Investor hereby grants to a stockholder designated by the Board of Directors of the Company a proxy coupled with an interest in all shares of the Company’s capital stock owned by such Common Holder or Investor, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 5.4 is amended to remove such grant of proxy in accordance with Section 8.4 hereof, to vote all such shares of the Company’s capital stock in the manner provided in this Section 5.

5.5 Election of Members of Scientific Advisory Board and Development Advisory Board. The Company shall not take any action to change the size or membership of its Scientific Advisory Board or Development Advisory Board (whether through appointments, termination, removal or otherwise) without obtaining the Requisite Consent.

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5.6 Binding Effect of Voting Agreement. The voting agreement set forth in this Section 5 shall be binding upon the Investors, the Common Holders and any transferee of shares of the Company’s stock held by the Investors or the Common Holders. Each such transferee shall execute documents reasonably acceptable to the Company and the Investors assuming the obligations of the transferor under this Section 5 prior to the completion of such transfer.

5.7 Legends. Each certificate held by or issued to the Investors or the Common Holders, whether now outstanding or subsequently issued, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to its issuance with substantially the following legend.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AMONG THE HOLDER OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE ISSUER’S SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH VOTING AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

5.8 Termination of Voting Agreement. The covenants set forth in this Section 5 shall terminate (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act, or (iii) the date ten years from the date hereof, whichever occurs first.

Section 6.

SPECIAL PUT OPTION RIGHTS

6.1 Option to Sell Shares to the Company. In the event the Company receives a bona fide written offer (an “Offer”) regarding a Change of Control Transaction (as defined below), the Company shall promptly (and in any event within fifteen (15) days after receipt of such Offer) deliver a copy of such Offer and all supporting documentation related thereto to the Senior Investors. In the event the Company or its stockholders reject such Offer or otherwise prevent the Company from consummating such Change of Control Transaction in any manner, then the Company shall promptly thereafter (and in any event within fifteen (15) days) provide notice of the rejection of such Offer to the Senior Investors (the “Termination Notice”). If, within thirty (30) days of delivery of the Termination Notice, the Company receives from the Senior Investors holding a majority of the Senior Stock a written demand (the “Investors’ Notice”) that the Company purchase all, but not less than all, of the Senior Stock held by Senior Investors electing to have their Senior Stock so redeemed by the Company (the “Participating Investors”), the Company may within 5 days after receiving the Investors’ Notice reconsider the Offer and resubmit the Offer to the consideration of its stockholders for their approval. If the Company fails to so reconsider the Offer within 5 days after receiving the Investors’ Notice, the Company or its stockholders

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again reject such Offer or otherwise prevent the Company from consummating such Change of Control Transaction or if for any other reason the Change in Control Transaction is not consummated, the Company shall redeem, on the Redemption Date (as defined below) at the Redemption Price (as defined below), all of the Senior Stock then held by all the Participating Investors on the terms herein provided. Within fifteen (15) days of receipt of the Investors’ Notice, and at least thirty (30) days prior to the Redemption Date, the Company shall mail written notice (the “Redemption Notice”), postage prepaid, to each Senior Investor at its post office address last shown on the records of the Company, (i) specifying the Redemption Date, the Redemption Price, the place at which payment of the Redemption Price may be obtained, (ii) requiring each such Senior Investor to provide written notice to the Company of its election to become a Participating Investor (the “Election Notice”) within fifteen (15) days of receipt of the Redemption Notice (the “Election Period”), and (iii) providing instructions for Senior Investors electing to become Participating Investors to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Senior Stock to be redeemed on the Redemption Date. Any Senior Investor who fails to deliver his, her or its Election Notice to the Company prior to expiration of the Election Period shall forfeit all rights to have his, her or its Senior Stock redeemed pursuant to this Section 6.1. The demand to redeem the Senior Stock of Participating Investors pursuant to this Section 6.1 shall be referred to as the “Option.”

6.2 Redemption Price. The price per share to be paid by the Company upon redemption of the Senior Stock of Participating Investors under the Option (the “Redemption Price”) shall equal the maximum amount per share that the Participating Investors would have received as a result of the consummation of the Change of Control Transaction. If the proposed Change of Control Transaction is structured as a purchase of assets, the Redemption Price shall be calculated assuming that, if the Change of Control Transaction had been consummated, the Company would have applied the proceeds first to satisfy outstanding obligations on the date thereof and then distributed the balance thereof to the stockholders of the Company in accordance with the Company’s Amended and Restated Certificate of Incorporation. If the proposed Change of Control Transaction is structured as a merger or stock purchase, the Redemption Price shall be calculated based on the amount per share the offeror proposed to pay or distribute to the Participating Investors in connection with such Change of Control Transaction. If the consideration proposed in the Offer would be payable in securities or property other than cash, the value of the securities or property to be distributed in such event shall be determined as follows:

(a) For securities not subject to investment letter or other similar restrictions on free marketability covered by Section 6.2(b) below: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-calendar-day period ending three business days prior to the closing of the redemption; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-calendar-day period ending three business days prior to the closing of the redemption; and (iii) if there is no active public market, the fair value shall be the fair market value thereof, as reasonably determined by the Board of Directors in good faith; provided, however, that if one or more Participating Investors holding at least a majority of the shares of Senior Stock to be redeemed

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by the Company object to such determination (the “Objecting Stockholders”), then the Company and a majority in voting power of the Objecting Stockholders shall select an independent appraiser to determine the fair market value thereof, and if no agreement can be reached on selection of such independent appraiser, each of the Company and a majority in voting interest of the Objecting Stockholders shall select an independent appraiser who shall together select a third independent appraiser who shall determine the value of such securities. The fees and expenses of any such third independent appraiser shall be borne by the party (the Company on one hand or the Objecting Stockholders on the other hand) whose value determination is furthest from that determined by the third independent appraiser.

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the fair value determined as provided in clauses (i), (ii) or (iii) of Section 6.2(a) above, to reflect the adjusted value thereof, as reasonably determined by the Board of Directors in good faith; provided, however, that if any Senior Investors object to such discount, the amount of such discount shall be determined under the same procedure as set forth in Section 6.2(a)(iii) above.

(c) If the distribution would be payable in assets or property other than securities, the value thereof shall be determined under the same procedure as set forth in Section 6.2(a)(iii) above.

6.3 Redemption Date. Within forty five (45) days after the later of (a) the date of the Investor’s Notice or (b) the final determination of the Redemption Price after an objection raised by Objecting Stockholders pursuant to Section 6.2(a)(iii) (including as such section applies to the provisions of Section 6.2(b) and 6.2(c)) (the “Redemption Date”), the Company shall pay the Redemption Price for the Senior Stock by bank or certified check or wire transfer of funds to such bank account as the Participating Investors shall direct, and the Participating Investors shall tender their stock certificate(s) representing the Senior Stock being redeemed. If the Company is prohibited from repurchasing any shares of Senior Stock on the Redemption Date due to the fact that such repurchase would violate applicable law, the Company shall pay for such remaining Senior Stock at the next earliest date when such repurchase is permitted; and any amounts not paid at the Redemption Date shall be paid as soon as permitted. Upon redemption of any Senior Stock, all rights of such Senior Stock shall terminate.

6.4 Change of Control Transaction. For purposes of this Section 6, a “Change of Control Transaction” shall mean (i) a sale, lease, transfer, exchange or other disposition of all or substantially all the assets of the Company or an exclusive license of all or substantially all of the Company’s intellectual property, (ii) a merger, consolidation, sale or reorganization as a result of which stockholders of the Company immediately prior to such merger, consolidation, sale or reorganization either (a) possess less than 50% of the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization or (b) do not possess the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization in substantially the same proportions as such stockholders possessed immediately prior thereto, or (iii) the transfer by one or more stockholders of the Company of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company.

34

Section 7.

WAIVER OF RIGHTS OF FIRST REFUSAL; CONSENTS AND WAIVERS

7.1 Waiver of Rights of First Refusal. Pursuant to Sections 3 and 8.5 of the Existing Rights Agreement, the Investors having rights of first refusal under the Existing Rights Agreement hereby waive, on behalf of all parties having such rights thereunder, all rights they may have under Section 3 of the Existing Rights Agreement with respect to the issuance and sale of the Investor Stock, including, without limitation, their right to receive notice pursuant to Section 3.3 of the Existing Rights Agreement and their right of first refusal pursuant to Section 3.2 of the Existing Rights Agreement.

7.2 Consent. Notwithstanding the provisions of Section 8.3 hereof, the consent of the Investors holding shares of the Company’s Series AA2 Stock and Series BB Stock contained in Section 7.2 of the Existing Rights Agreement to the issuance by the Company of a warrant to Oxford Financial Corporation to purchase up to 66,964 shares of Series BB Stock at an exercise price per share equal to $1.12 per share, shall not be superseded by this Agreement and shall survive the termination of the Existing Rights Agreement.

7.3 Waiver and Consent to Transfer of Shares by Milepost. Milepost Ventures, L.P. (“Milepost”) as a holder of shares of Series BB Stock and Series AA2 Stock set forth in Exhibit B and Exhibit C hereto (the “Milepost Shares”), is subject to certain transfer restrictions set forth in Section 1 of the Existing Rights Agreement and this Agreement. Milepost is liquidating its portfolio and in connection therewith is proposing to transfer the Milepost Shares to Saints Capital. The Investors and the Company hereby consent to such transfer and hereby waive the requirements in Section 1.2 of the Existing Agreement and this Agreement that Milepost provide an opinion of counsel to the Company that the proposed transfer of the Milepost Shares may be effected without registration under the 1933 Act.

Section 8.

MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of North Carolina as applied to agreements among North Carolina residents made and to be performed entirely within the State of North Carolina, provided, however, that the provisions of Section 5 hereof shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof.

8.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Any transfer of shares by the Common Holders or the Investors shall be effected in accordance with the applicable provisions of this Agreement.

35

8.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Except as otherwise expressly provided herein, any previous agreement among the parties relating to the specific subject matter hereof is superseded by this Agreement including, without limitation, the Existing Rights Agreement, which is hereby terminated in its entirety.

8.4 Severability. Any invalidity, illegality or limitation of the enforceability with respect to any Holder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Holder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.5 Amendment and Waiver. Except as otherwise expressly provided herein, this Agreement may be terminated in its entirety, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Investors, or their transferees, holding at least a majority of the shares of Investor Stock and voting together as a single group (treated as if converted at the conversion rate then in effect and including, for such purposes, shares of Common Stock into which any shares of Investor Stock shall have been converted that are held by a Holder); provided, however, that (i) no such amendment or waiver shall reduce the aforesaid percentage of Investor Stock and Common Stock issued upon conversion thereof, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of such Investor Stock and Common Stock; (ii) any amendment to Section 2.14 (or to Section 2.3 that would affect the rights under Section 2.14) shall also require the consent of the holders of at least a majority of the shares of Common Stock issued to, or issuable upon exercise of options held by, the Common Holders; (iii) in the event any amendment adversely affects the rights and/or obligations of a particular Investor in a different manner than all other Investors, such amendment must also be approved by such Investor. Notwithstanding the foregoing, (i) no amendment, waiver or termination of Section 5.1(a) relating to Intersouth shall be effective without the prior written consent of Intersouth, (ii) no amendment, waiver or termination of Section 5.1(a) relating to Quaker shall be effective without the prior written consent of Quaker, (iii) no amendment, waiver or termination of Section 5.1(b) shall be effective without the prior written consent of Polaris, and (iv) no amendment, waiver or termination of Section 5.1(c) shall be effective without the prior written consent of Investor Growth Capital. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon the Company, each Common Holder, each Investor and each transferee of the Investor Stock or

36

Common Stock. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors and Common Holders who have not previously consented thereto in writing. Notwithstanding anything to the contrary in this Section 8.5, the Company shall be entitled to include additional purchasers of its Series CC Stock pursuant to the Purchase Agreement as parties to this Agreement, and to treat such purchasers as “Investors” and “Holders” hereunder, by amending Exhibit D attached hereto and providing such Exhibit D, as amended, to the other parties to this Agreement.

8.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company, the Investors, or any transferees upon any breach, default or noncompliance of the Investors or any transferee or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company’s or the Investors’ part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investors, shall be cumulative and not alternative.

8.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon confirmed delivery by facsimile or telecopy, or on the fifth day (or the tenth day if to a party with an address outside of the United States) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to the Company, at:

Biolex, Inc.

158 Credle Street

Pittsboro, NC 27312

Attn: President

Facsimile: (919) 542-9910

With a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Post Office Box 2611

Raleigh, North Carolina 27602-2611

Attn: Michael P. Saber

Facsimile: (919) 821-6800

or at such other address as the Company shall have furnished to the Investors in writing,

37

(b) if to the Investors, at the addresses of such Investors specified on Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto, or at such other addresses as the Investors shall have furnished to the Company in writing, and

(c) if to a Common Holder, at such Common Holder’s address specified on Exhibit E hereto, or at such other address as such Common Holder shall have furnished to the Company in writing.

8.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

38

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMPANY:	BIOLEX, INC.

	By:	/s/ Jan Turek
	Name:	Jan Turek
	Title:	President and Chief Executive Officer

INVESTORS:	INVESTOR GROWTH CAPITAL LIMITED

	By:	/s/ Nigel Govett
	Name:	Nigel Govett
	Title:	‘A’ Director

	By:	/s/ Robert de Heus
	Name:	Robert de Heus
	Title:	B Director

INVESTOR GROUP, L.P.

	By:	Investor Group G.P. Limited
	Its:	General Partner

	By:	/s/ Nigel Govett
	Name:	Nigel Govett
	Title:	‘A’ Director

	By:	/s/ Robert de Heus
	Name:	Robert de Heus
	Title:	‘B’ Director

JP MORGAN SECURITIES INC.

By:	/s/ Dan Sommers
Name:	Dan Sommers
Title:	Executive Director Equities Division

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

EASTON CAPITAL PARTNERS, L.P.

By:	ECP GP, LLC, its General Partner
By:	ECP GP, Inc., its Manager

By:	/s/ Charles B. Hughes
Name:	Charles B. Hughes
Title:	Vice President

POLARIS VENTURE PARTNERS IV, L.P.

By its General Partner
POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By its General Partner
POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	INTERSOUTH PARTNERS V, L.P.

By its General Partner
INTERSOUTH ASSOCIATES V, LLC

	By:	/s/ Dennis Doughterty
	Name:	Dennis Dougherty
	Title:	Member Manager

INTERSOUTH AFFILIATES V, L.P.

By its General Partner
INTERSOUTH ASSOCIATES V, LLC

	By:	/s/ Dennis Dougherty
	Name:	Dennis Dougherty
	Title:	Member Manager

INTERSOUTH PARTNERS IV, L.P.

By its General Partner
INTERSOUTH ASSOCIATES IV, LLC

	By:	/s/ Dennis Dougherty
	Name:	Dennis Dougherty
	Title:	Member Manager

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	QUAKER BIOVENTURES, L.P.

	By:	Quaker Bioventures Capital, L.P.,
its general partner

	By:	Quaker Bioventures Capital, LLC,
its general partner

	By:	/s/ Sherrill Neff
	Name:	Sherrill Neff
	Title:	Member

MITSUI & CO. VENTURE PARTNERS II, L.P.

	By:	Mitsui & Co. Venture Partners, Inc.,
its general partner

	By:	/s/ Koichi Ando
	Name:	Koichi Ando
	Title:	President & CEO

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

	By:	/s/ Carol A. Marino
	Name:	Carol A. Marino
	Title:	Vice President, Venture Investments

THE DOW CHEMICAL COMPANY

	By:	/s/ Vincent Lai
	Name:	Vincent Lai
	Title:	Corporate Funding Director

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	NORTH CAROLINA ECONOMIC OPPORTUNITIES FUND, LIMITED PARTNERSHIP

	By:	Carlisle, Smith and Buchanan, LLC
its General Partner

	By:	/s/ H. Dabney Smith
	Name:	H. Dabney Smith
	Title:	General Partner

THE TRELYS FUNDS, L.P.

	By:	Trelys Ventures, L.L.C.,
Its General Partner

By:
Name:
Title:

KITTY HAWK CAPITAL LIMITED PARTNERSHIP IV

By its General Partner
KITTY HAWK PARTNERS LIMITED LIABILITY COMPANY IV

	By:	/s/ W. Chris Hegele
	Name:	W. Chris Hegele
	Title:	Managing Member

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	ACADEMY CENTENNIAL FUND, LLC

By its Manager
ACADEMY CENTENNIAL MANAGEMENT, LLC

By:
Name:
Title:

BIOLEX PARTNERS II LLC

By:
Name:
Title:

WAKEFIELD GROUP III LLC

	By:	/s/ David Gilroy
	Name:	David Gilroy
	Title:	Partner, Wakefield Group III, LLC

VIRGINIA BIOLEX PARTNERS, L.P.

	By:	Tall Oaks Capital Partners, LLC,
its general partner

	By:	/s/ Kathryn F. Carr
	Name:	Kathryn F. Carr
	Title:	Managing Director

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	VILLAGE VENTURES PARTNERS FUND, L.P.

	By:	Village Ventures Capital Partners I, LLC,
its general partner
	By:	Village Ventures, Inc., its manager

	By:	/s/ Steven H. Massicotte
	Name:	Steven H. Massicotte
	Title:	Chief Operating Officer

VILLAGE VENTURES PARTNERS FUND A, L.P.

	By:	Village Ventures Capital Partners I, LLC,
its general partner
	By:	Village Ventures, Inc., its manager

	By:	/s/ Steven H. Massicotte
	Name:	Steven H. Massicotte
	Title:	Chief Operating Officer

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	TD JAVELIN CAPITAL FUND II, L.P.

By:
Name:
Title:

TD LIGHTHOUSE CAPITAL FUND, L.P.

By:
Name:
Title:

TD ORIGEN CAPITAL FUND, L.P.

By:
Name:
Title:

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS (CONTINUED):	CMEA LIFE SCIENCES FUND, L.P.

By:
Name:
Title:

SAINTS CAPITAL V, L.P.

	By:	Saints Capital V, LLC
	Its:	Manager

	By:	/s/ Lilian Shackelford Murray
	Name:	Lilian Shackelford Murray
	Title:	Member

/s/ George M. Mackie
GEORGE M. MACKIE, IV

/s/ David V. Gilroy
DAVID V. GILROY

/s/ Kenneth P. West
KENNETH P. WEST

/s/ David L. Castaldi
DAVID L. CASTALDI

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON HOLDERS:	INTERSOUTH PARTNERS IV, L.P.

By its General Partner
INTERSOUTH ASSOCIATES IV, LLC

	By:	/s/ Dennis Dougherty
	Name:	Dennis Dougherty
	Title:	Member Manager

KITTY HAWK CAPITAL LIMITED PARTNERSHIP IV

By its General Partner
KITTY HAWK PARTNERS LIMITED LIABILITY COMPANY IV

	By:	/s/ W. Chris Hegele
	Name:	W. Chris Hegele
	Title:	Managing Member

ACADEMY CENTENNIAL FUND, LLC

By its Manager
ACADEMY CENTENNIAL MANAGEMENT, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON HOLDERS
(CONTINUED) :	NORTH CAROLINA FORESTRY FOUNDATION, INC.

By:
Name:
Title:

BIOLEX PARTNERS LLC

By:
Name:
Title:

WAKEFIELD GROUP III LLC

	By:	/s/ David Gilroy
	Name:	David Gilroy
	Title:	Partner, Wakefield Group III, LLC

VIRGINIA BIOLEX PARTNERS, L.P.

	By:	Tall Oaks Capital Partners, LLC,
its general partner

By:
Name:
Title:

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON HOLDERS
(CONTINUED):	VILLAGE VENTURES PARTNERS FUND, L.P.

	By:	Village Ventures Capital Partners I, LLC,
its general partner
	By:	Village Ventures, Inc., its manager

	By:	/s/ Steven H. Massicotte
	Name:	Steven H. Massicotte
	Title:	Chief Operating Officer

VILLAGE VENTURES PARTNERS FUND A, L.P.

	By:	Village Ventures Capital Partners I, LLC,
its general partner
	By:	Village Ventures, Inc., its manager

	By:	/s/ Steven H. Massicotte
	Name:	Steven H. Massicotte
	Title:	Chief Operating Officer

/s/ George M. Mackie
GEORGE M. MACKIE, IV

BILLY HOUGHTELING

LINDA ROBLES

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON HOLDERS
(CONTINUED):

PATTY WINGARD

TAMARA TATROE-MONESMITH

JOHN FUNKHOUSER

GABRIEL R. CIPAU

ROBERT J. ERICKSON

ANNE-MARIE STOMP

/s/ Kenneth P. West
KENNETH P. WEST

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON HOLDERS
(CONTINUED):	H&M HOLDINGS, LLC

By:
Name:
Title:

NORTH CAROLINA STATE UNIVERSITY

By:
Name:
Title:

R. EDWARD BRANSON

KYLE CHENET

CARMINE DEFILIPPIS

PATRICIA GALLAGHER

JOSEPH GERSTNER

IN WITNESS WHEREOF, this Fourth Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON HOLDERS
(CONTINUED):

SCOTT HALLAM

ROBERT HESTER

VLADIMIR KOSTYUKOVSKY

DONNA RAMSEY

AARON STEWART

RON UHING

XIAOWEI WANG

MICHAEL YABLONSKI

EXHIBIT A

SCHEDULE OF SERIES AA1 INVESTORS

Name and Address of Series AA1 Holder	Number of Shares of Series AA1 Stock
Intersouth Partners IV, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Dennis Dougherty	1,813,174

Kitty Hawk Capital Limited Partnership IV 2901 Coltsgate Road, Suite 100 Charlotte, NC 28211-3571 Facsimile: (704) 362-2774 Attn: W. Chris Hegele	1,138,710

Academy Centennial Fund, LLC P.O. Box 14490 Research Triangle Park, NC 27709 Facsimile: (919) 993-3101 Attn: Nik Stefanovic	144,995

Wakefield Group III LLC c/o Wakefield Group 1110 East Morehead Street Charlotte, NC 28204 Facsimile: (704) 372-8216 Attn: Steve Nelson	843,297

Name and Address of Series AA1 Holder	Number of Shares of Series AA1 Stock
Virginia Biolex Partners, L.P. c/o Tall Oaks Capital Partners, LLC 315 Old Ivy Way, Suite 301 Charlottesville, VA 22903 Facsimile: (804) 951-0478 Attn: Kathryne Carr	187,593

Village Ventures Partners Fund, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	87,191

Village Ventures Partners Fund A, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	6,604

Biolex Partners II LLC 1450 Raleigh Road, Suite 300 Chapel Hill, NC 27512 Facsimile: (919) 489-1666 Attn: Stuart Frantz	843,297

George M. Mackie, IV 3750 Moorland Drive Charlotte, NC 28226 Facsimile: (704) 752-3594	27,840

Total:	5,092,701

EXHIBIT B

SCHEDULE OF SERIES AA2 INVESTORS

Name and Address of Series AA2 Holder	Number of Shares of Series AA2 Stock
Intersouth Partners IV, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Dennis Dougherty	2,125,728

Intersouth Partners V, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Mitch Mumma With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attn: J. Christopher Lynch, Esq.	4,563,162

Name and Address of Series AA2 Holder	Number of Shares of Series AA2 Stock
Intersouth Affiliates V, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Mitch Mumma With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attn: J. Christopher Lynch, Esq.	208,602

Quaker BioVentures, L.P. Two Greenville Crossing 4005 Kennett Pike, Suite 220 Greenville, DE 19807 Facsimile: (215) 717-2270 Attn: Sherrill Neff With a copy to: Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312-1183 Facsimile: (610) 640-7835 Attn: Chris Miller, Esq.	4,771,763

Mitsui & Co. Venture Partners II, L.P. c/o Mitsui & Co. Venture Partners, Inc. 36th Floor 200 Park Avenue New York, NY 10166-0130 Facsimile: (212) 878-4070 Attn: Walter Olesiak	2,245,535

Name and Address of Series AA2 Holder	Number of Shares of Series AA2 Stock
Johnson & Johnson Development Corporation 410 George Street New Brunswick, NJ 08901 Attn: Carol A. Marino Tel: (732) 524-2702 Fax: (732) 247-5309 Email: CMarino@CORUS.JNJ.com	2,306,328

The Dow Chemical Company Corporate Venture Capital 2030 Dow Center Midland, MI 48674 Facsimile: (989) 636-8127 Attn: Ricardo “Richard” Fuentes	1,132,463

The Trelys Funds, L.P. 1901 Assembly Street Suite 390 Columbia SC 29201 Facsimile: (803) 251-7995 Attn: Adrian Wilson	1,122,768

North Carolina Economic Opportunities Fund, Limited Partnership c/o Dogwood Equity 316 West Edenton Street, Suite 110 Raleigh, NC 27603 Facsimile: (919) 256-5015 Attn: H. Dabney Smith	1,122,768

Kitty Hawk Capital Limited Partnership IV 2901 Coltsgate Road, Suite 100 Charlotte, NC 28211-3571 Facsimile: (704) 362-2774 Attn: W. Chris Hegele	966,246

Name and Address of Series AA2 Holder	Number of Shares of Series AA2 Stock
George M. Mackie, IV 3750 Moorland Drive Charlotte, NC 28226 Facsimile: (704) 752-3594	38,054

Wakefield Group III LLC c/o Wakefield Group 1110 East Morehead Street Charlotte, NC 28204 Facsimile: (704) 372-8216 Attn: Steve Nelson	1,016,327

Virginia Biolex Partners, L.P. c/o Tall Oaks Capital Partners, LLC 315 Old Ivy Way, Suite 301 Charlottesville, VA 22903 Facsimile: (804) 951-0478 Attn: Kathryne Carr	290,772

Village Ventures Partners Fund, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	135,127

Village Ventures Partners Fund A, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	10,234

Name and Address of Series AA2 Holder	Number of Shares of Series AA2 Stock
Biolex Partners II LLC 1450 Raleigh Road, Suite 300 Chapel Hill, NC 27512 Facsimile: (919) 489-1666 Attn: Stuart Frantz	387,169

TD Javelin Capital Fund II, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Lyle A. Hohnke	35,911

TD Lighthouse Capital Fund, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Lyle A. Hohnke	30,166

TD Origen Capital Fund, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Lyle A. Hohnke	18,844

CMEA Life Sciences Fund, L.P. One Embarcadero Center, Suite 3250 San Francisco, CA 94111 Facsimile: (415) 352-1524 Attn: Karl Handelsman	35,837

Saints Capital V, L.P. 475 Sansome Street, Suite 1850 San Francisco, CA 94111 Facsimile: (415) 835-5970 Attn: Lilian Shackelford Murray	16,072

Name and Address of Series AA2 Holder	Number of Shares of Series AA2 Stock
David V. Gilroy c/o Hyde Park Capital 13420 Reese Blvd. West Huntersville, NC 28078	11,645

Kenneth P. West 105 San Sophia Drive Chapel Hill, NC 27514	3,343

Total:	22,594,864

EXHIBIT C

SCHEDULE OF SERIES BB INVESTORS

Name and Address of Series BB Holder	Number of Shares of Series BB Stock
Polaris Venture Partners IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Telephone: (781) 290-0770 Facsimile: (781) 290-0880 Attn: William E. Bilodeau Email: wbilodeeau@polarisventures.com	7,116,549

Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. 1000 Winter Street, Suite 3350 Waltham, MA 02451 Telephone: (781) 290-0770 Facsimile: (781) 290-0880 Attn: William E. Bilodeau Email: wbilodeeau@polarisventures.com	133,451

Intersouth Partners IV, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Dennis Dougherty	2,057,143

Name and Address of Series BB Holder	Number of Shares of Series BB Stock
Intersouth Partners V, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Mitch Mumma With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attn: J. Christopher Lynch, Esq.	4,672,132

Intersouth Affiliates V, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Mitch Mumma With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attn: J. Christopher Lynch, Esq.	213,583

Name and Address of Series BB Holder	Number of Shares of Series BB Stock
Quaker BioVentures, L.P. Two Greenville Crossing 4005 Kennett Pike, Suite 220 Greenville, DE 19807 Facsimile: (215) 717-2270 Attn: Sherrill Neff With a copy to: Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312-1183 Facsimile: (610) 640-7835 Attn: Chris Miller, Esq.	5,357,143

Mitsui & Co. Venture Partners II, L.P. c/o Mitsui & Co. Venture Partners, Inc. 36th Floor 200 Park Avenue New York, NY 10166-0130 Facsimile: (212) 878-4070 Attn: Walter Olesiak	1,670,551

The Dow Chemical Company 2030 Dow Center Midland, MI 48674 Facsimile: (989) 636-8127 Attn: Vice President, Venture Capital	580,000

Johnson & Johnson Development Corporation 410 George Street New Brunswick, NJ 08901 Attn: Carol A. Marino Tel: (732) 524-2702 Fax: (732) 247-5309 Email: CMarino@CORUS.JNJ.com	7,142,858

Name and Address of Series BB Holder	Number of Shares of Series BB Stock
The Trelys Funds, L.P. 1901 Assembly Street Suite 390 Columbia SC 29201 Facsimile: (803) 251-7995 Attn: Adrian Wilson	574,286

North Carolina Economic Opportunities Fund, Limited Partnership c/o Dogwood Equity 316 West Edenton Street, Suite 110 Raleigh, NC 27603 Facsimile: (919) 256-5015 Attn: H. Dabney Smith	574,286

Kitty Hawk Capital Limited Partnership IV 2901 Coltsgate Road, Suite 100 Charlotte, NC 28211-3571 Facsimile: (704) 362-2774 Attn: W. Chris Hegele	1,328,928

George M. Mackie, IV 3750 Moorland Drive Charlotte, NC 28226 Facsimile: (704) 752-3594	22,321

Wakefield Group III LLC c/o Wakefield Group 1110 East Morehead Street Charlotte, NC 28204 Facsimile: (704) 372-8216 Attn: Steve Nelson	223,214

Name and Address of Series BB Holder	Number of Shares of Series BB Stock
Virginia Biolex Partners, L.P. c/o Tall Oaks Capital Partners, LLC 315 Old Ivy Way, Suite 301 Charlottesville, VA 22903 Facsimile: (804) 951-0478 Attn: Kathryne Carr	248,571

Village Ventures Partners Fund, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	115,535

Village Ventures Partners Fund A, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	8,750

TD Javelin Capital Fund II, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Lyle A. Hohnke	17,143

TD Lighthouse Capital Fund, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Lyle A. Hohnke	15,092

Name and Address of Series BB Holder	Number of Shares of Series BB Stock
TD Origen Capital Fund, L.P. c/o Tullis-Dickerson & Co., Inc. Two Greenwich Plaza, 4th Floor Greenwich, CT 06830 Attn: Lyle A. Hohnke	9,193

Saints Capital V, L.P. 475 Sansome Street, Suite 1850 San Francisco, CA 94111 Facsimile: (415) 835-5970 Attn: Lilian Shackelford Murray	8,571

Kenneth P. West 105 San Sophia Drive Chapel Hill, NC 27514	2,857

David V. Gilroy c/o Hyde Park Capital 13420 Reese Blvd. West Huntersville, NC 28078	5,714

David L. Castaldi 11 Bellingham Road Chestnut Hill, MA 02467-3229	22,321

Total:	32,120,192

EXHIBIT D

SCHEDULE OF SERIES CC HOLDERS

Name and Address of Series CC Holder	Number of Shares of Series CC Stock
Investor Growth Capital Limited Canada Court, Upland Road St. Peter Port, Guernsey GY1 3BQ Channel Islands Attn: Marc Hollander Tel: Fax: With a copy to: Sunny Sharma 630 Fifth Avenue, 19th Floor New York, NY 10011	5,932,204

Investor Group, L.P. Canada Court, Upland Road St. Peter Port, Guernsey GY1 3BQ Channel Islands Attn: Marc Hollander Tel: Fax: With a copy to: Sunny Sharma 630 Fifth Avenue, 19th Floor New York, NY 10011	2,542,373

JP Morgan Securities Inc. Dan Sommers, Vice President Proprietary Equities 277 Park Avenue New York, NY 10172 Attn: Dan Sommers Tel: (212) 622-2793 Fax: Email: dan.x.sommers@jpmorgan.com	2,007,214

Name and Address of Series CC Holder	Number of Shares of Series CC Stock
Easton Capital Partners, L.P. John H. Friedman, Managing Partner 767 Third Avenue, 7th Floor New York, NY 10017 Attn: Anup Auroa Tel: (212) 702-0950 Fax: (212) 702-0952 Email: arora@eastoncapital.com	1,822,034

Polaris Venture Partners IV, L.P. Attn: William E. Bilodeau 1000 Winter Street, Suite 3350 Waltham, MA 02451 Tel: (781)290-0770 Fax: (781) 290-0880 Email: wbilodeau@polarisventures.com	2,529,060

Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. Attn: William E. Bilodeau 1000 Winter Street, Suite 3350 Waltham, MA 02451 Tel: (781)290-0770 Fax: (781) 290-0880 Email: wbilodeau@polarisventures.com	47,412

Intersouth Partners V, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Mitch Mumma With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attn: J. Christopher Lynch, Esq.	1,031,856

Name and Address of Series CC Holder	Number of Shares of Series CC Stock
Intersouth Affiliates V, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Mitch Mumma With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attn: J. Christopher Lynch, Esq.	47,171

Intersouth Partners IV, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Dennis Dougherty	679,448

Quaker BioVentures, L.P. Two Greenville Crossing 4005 Kennett Pike, Suite 220 Greenville, DE 19807 Facsimile: (215) 717-2270 Attn: Sherrill Neff With a copy to: Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312-1183 Facsimile: (610) 640-7835 Attn: Chris Miller, Esq.	2,648,306

Name and Address of Series CC Holder	Number of Shares of Series CC Stock
Mitsui & Co. Venture Partners II, L.P. c/o Mitsui & Co. Venture Partners, Inc. 36th Floor 200 Park Avenue New York, NY 10166-0130 Facsimile: (212) 878-4070 Attn: Walter Olesiak	690,678

North Carolina Economic Opportunities Fund, Limited Partnership c/o Dogwood Equity 316 West Edenton Street, Suite 110 Raleigh, NC 27603 Facsimile: (919) 256-5015 Attn: H. Dabney Smith	299,788

Virginia Biolex Partners, L.P. c/o Tall Oaks Capital Partners, LLC 315 Old Ivy Way, Suite 301 Charlottesville, VA 22903 Facsimile: (804) 951-0478 Attn: Kathryne Carr	129,237

Village Ventures Partners Fund, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	60,069

Village Ventures Partners Fund A, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	4,549

Name and Address of Series CC Holder	Number of Shares of Series CC Stock
Johnson & Johnson Development Corporation 410 George Street New Brunswick, NJ 08901 Attn: Carol A. Marino Tel: (732) 524-2702 Fax: (732) 247-5309 Email: CMarino@CORUS.JNJ.com	4,476,898

The Dow Chemical Company 2030 Dow Center Midland, MI 48674 Facsimile: (989) 636-8127 Attn: Vice President, Venture Capital	677,966

Saints Capital V, L.P. 475 Sansome Street, Suite 1850 San Francisco, CA 94111 Facsimile: (415) 835-5970 Tel: (415) 773-2080 Attn: Lilian Shackelford Murray	4,237

George M. Mackie, IV 3750 Moorland Drive Charlotte, NC 28226 Facsimile: (704) 752-3594	15,890

David V. Gilroy c/o Hyde Park Capital 13420 Reese Blvd. West Huntersville, NC 28078	3,178

David L. Castaldi 11 Bellingham Road Chestnut Hill, MA 02467-3229	12,712

Name and Address of Series CC Holder	Number of Shares of Series CC Stock
Kenneth P. West 105 San Sophia Drive Chapel Hill, NC 27514	1,059

Total:	25,663,339

EXHIBIT E

SCHEDULE OF COMMON HOLDERS

Name and Address of Common Holder	Number of Shares of Common Stock
Intersouth Partners IV, L.P. 406 Blackwell Street Suite 200 Durham, NC 27701 Facsimile: (919) 493-6649 Attn: Dennis Dougherty	85,132

Kitty Hawk Capital Limited Partnership IV 2901 Coltsgate Road, Suite 100 Charlotte, NC 28211-3571 Facsimile: (704) 362-2774 Attn: W. Chris Hegele	55,640

Academy Centennial Fund, LLC P.O. Box 14490 Research Triangle Park, NC 27709 Facsimile: (919) 993-3101 Attn: Nik Stefanovic	11,042

North Carolina Forestry Foundation, Inc. c/o North Carolina State University University Treasurer Holladay Hall, Room B Box 7010 Raleigh, North Carolina 27698 Attn: Kathy Hart Phone: (919) 515-2143 Fax: (919) 515-5121	895

Name and Address of Common Holder	Number of Shares of Common Stock
Biolex Partners LLC 1450 Raleigh Road, Suite 300 Chapel Hill, NC 27512 Facsimile: (919) 489-1666 Attn: Stuart Frantz	33,926

Wakefield Group III LLC c/o Wakefield Group 1110 East Morehead Street Charlotte, NC 28204 Facsimile: (704) 372-8216 Attn: Steve Nelson	33,926

Virginia Biolex Partners, L.P. c/o Tall Oaks Capital Partners, LLC 315 Old Ivy Way, Suite 301 Charlottesville, VA 22903 Facsimile: (804) 951-0478 Attn: Kathryne Carr	7,540

Village Ventures Partners Fund, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	3,503

Village Ventures Partners Fund A, L.P. c/o Village Ventures, Inc. 430 Main Street, Suite 1 Williamstown, MA 01267 Facsimile: (413) 458-0338 Attn: Robert D. Kraus	265

George M. Mackie, IV 3750 Moorland Drive Charlotte, NC 28226 Facsimile: (704) 752-3594	1,130

Name and Address of Common Holder	Number of Shares of Common Stock
Billy Houghteling 8308 Eel Court Raleigh, NC 27616	116

Linda Robles 2504-F Duck Pond Circle Morrisville, NC 27560	29

Patty Wingard 3007 Shopton Drive Apex, NC 27502	49

Tamara Tatroe-Monesmith 2201 Cedar Grove Road Durham, NC 27703	181

John Funkhouser 2880 Slater Road Suite 103 Morrisville, NC 27560	620

Gabriel R. Cipau 10504 Stonton Way Raleigh, NC 27615	2,069

*Robert J. Erickson Tooreen West, Kilcolgan County Galway, Ireland	3,491

*Anne-Marie Stomp 565 East River Road Moncure, NC 27559	18,625

Name and Address of Common Holder	Number of Shares of Common Stock
*Kenneth P. West 105 San Sophia Drive Chapel Hill, NC 27514	2,586

*H&M Holdings, LLC 5410 Trinity Road Suite 400 Raleigh, NC 27607 Attn: J. Robert Tyler, III, Esq.	413

*North Carolina State University Office of Finance and Business Treasurer’s Office Campus Box 7010/ B Holladay Hall Raleigh, NC 27695-7010 Facsimile: (919) 515-5121	3,821

R. Edward Branson 1329 Salem Lane Chapel Hill, NC 27516	137,811

Kyle Chenet 805 Edgewater Circle Chapel Hill, NC 27516	11,882

Carmine DeFilippis 680 Geranium Lane, Unit B Simi, CA 93065	4,500

Patricia Gallagher 1908 Big Branch Road Chapel, Hill 27516	7,500

Joseph Gerstner 914 Emily Lane Chapel Hill, NC 27516	10,000

Name and Address of Common Holder	Number of Shares of Common Stock
Scott Hallam 207 Bell Tower Way Morrisville, NC 27560	12,312

Robert Hester 2314 Sterling Green Drive Morrisville, NC 27560	7,500

Vladimir Kostyukovsky 608 Maylands Ave Raleigh, NC 27615	6,000

Donna Ramsey 404 Birdsong Way Holly Springs, NC	4,687

Aaron Stewart 3700 Dinkens Drive Sanford, NC 27332	375

Ron Uhing 3003 Elk Ridge Road Durham, NC 27712	4,576

Xiaowei Wang 13003 Ethel Rose Way Boyds, Maryland 20841	15,937

Michael Yablonski 1303 Mann’s Chapel Road Pittsboro, NC 27312	10,000

Total:	498,079